Mr.  Jon  R.  Latorella
May  25,  2005
Page  2



                            LAIDLAW & CO. (UK), LTD.
                              575 Jericho Turnpike
                             Jericho, New York 11753


                                        May  25,  2005

LocatePLUS  Holdings  Corporation
100  Cummings  Center,  Suite  235M
Beverly,  MA  01915
Attention:  Jon  R.  Latorella


Dear  Mr.  Latorella:

     This is to confirm our understanding that LocatePLUS Holdings Corporation and its successors, subsidiaries and affiliates (referred to herein as the "Company") has engaged Laidlaw & Co. (UK), Ltd. ("Laidlaw") to act as its financial advisor in connection with certain corporate finance matters. The term of the engagement hereunder shall commence upon full execution of this letter agreement and terminate July 29, 2005, unless extended in writing by the parties hereto (the "Term").

A.  Corporate  Finance
    ------------------

     For purposes of this agreement, the term "Financing Transaction" means a public or private placement, offering, syndication or other sale of equity and/or debt securities of the Company or other on-balance or off-balance sheet corporate finance transaction of the Company.

     The Company hereby irrevocably grant Laidlaw the right of first refusal to underwrite or place any Financing Transaction of the Company, or any subsidiary or successor of the Company, during the term hereof. It is understood that if such a proposed financing is offered to Laidlaw, Laidlaw shall have thirty (30) days following receipt of such written notice in which to determine whether or not to accept such offer. Should Laidlaw decline such offer, which is subsequently consummated through a third party, Laidlaw's right of first refusal with respect to any subsequent offering shall nevertheless remain in full force and effect during the term hereof.

     In addition, you agree if, during the period Laidlaw is retained by you or, within one year thereafter ("Tail Period"), a Financing Transaction is consummated with a third party introduced by Laidlaw to the Company prior to the expiration or termination of this agreement (hereinafter, "Laidlaw Introduced Parties") or the Company enters into a definitive agreement with a Laidlaw Introduced Party, which at any time thereafter results in a Financing Transaction, you will pay Laidlaw at such closing a financing fee equal to nine (9%) percent of the total consideration paid or payable in connection with the Financing Transaction along with six (6%) percent warrant coverage on the equity and/or debt securities issued in connection therewith and up to $25,000 of legal fees of Laidlaw's counsel incurred by Laidlaw in connection with the transactions contemplated by this Agreement. For purposes hereof, Special Situations Funds and/or any affiliate or successor thereof shall constitute a Laidlaw Introduced Party.

     The Company will, at the closing of any Financing Transaction, furnish Laidlaw with the same favorable opinion of its outside counsel as is furnished to the investors, addressed to Laidlaw or together with a letter from such counsel that Laidlaw may rely on its opinion as if directed to Laidlaw. Such opinion will include customary items contained in legal opinions rendered in connection with Financing Transactions, including, among other things, opinions on matters relating to organization and good standing, capitalization, corporate power and authority, non-contravention, exemption of private placement and 10b-5 statements. In addition, at the closing of the Financing Transaction, the Company will provide Laidlaw with the same certificates of the officers of the Company as are furnished to the investors and such other certification, opinions and documents as Laidlaw or its counsel may deem appropriate, in form and substance satisfactory to Laidlaw and its counsel, including any updates of the Company's representations and warranties set forth in the selling agreement.

     B.      General
             -------

     The Company agrees to indemnify Laidlaw and related persons in accordance with the indemnification letter annexed hereto as Schedule A, the provisions of
                                                   ----------
which are incorporated herein in their entirety, and shall survive the termination or expiration of this Agreement.

     This  Agreement, including Schedule A, constitutes the entire understanding
                                ----------
of the parties with respect to the subject matter hereof and may not be altered or amended except in a writing signed by both parties. The Company expressly acknowledges that the execution of this Agreement does not constitute a commitment by Laidlaw to purchase any securities of the Company nor ensure the successful placement of any securities or any portion thereof or the success of Laidlaw with respect to securing any other financing on the Company's behalf. Nothing contained in this agreement shall be construed to place Laidlaw and the Company in the relationship of partners or joint venturers. Neither Laidlaw nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. The Company's engagement of Laidlaw is not intended to confer rights upon any person not a party hereto (including shareholders, directors, officers, employees or creditors of the Company) as against Laidlaw or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. Laidlaw, in performing its services hereunder, shall at all times be an independent contractor. No promises or representations have been made except as expressly set forth in this Agreement and the parties have not relied on any promises or representations except as expressly set forth in this Agreement. Nothing contained herein should be construed as creating any fiduciary duties between the parties.

     During the Term and the Tail Period, the Company shall not negotiate, enter into or attempt to negotiate or enter into any agreement, covenant or understanding, written or oral, with any other person or entity, directly or indirectly, that could in any manner be construed to be inconsistent with this agreement or could undermine any of the rights or interests of Laidlaw, in, under or in respect of this Agreement and agrees not to interfere with, circumvent, frustrate or otherwise impede in any manner the realization by Laidlaw of any of the objectives it seeks or benefits derived, or to be derived, from any of the foregoing.

Laidlaw hereby agrees that no public announcement concerning the terms of this Agreement, or the completion of any of the transactions contemplated herein, shall be made without the prior written consent of the Company.

     In the event that other services are required and/or transactions result that are not as contemplated herein, the parties hereto shall negotiate in good faith to determine a mutually acceptable level of compensation in such an eventuality.

     The parties acknowledge and agree that with respect to phrases contained herein such as "as a results of our efforts," "introduced to the Company by Laidlaw" or similar language, such phrases are intended to include any person or entity directly or indirectly introduced to the Company by the undersigned. Thus, to the extent that the Company consummates a particular transaction with any person or entity with whom the Company had not previously had discussions regarding a Financing Transaction, whose introduction to the Company can reasonably be traced back, directly or indirectly, to a person or entity who was originally introduced to the Company by Laidlaw, Laidlaw is entitled to the compensation described herein

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). The Company hereby irrevocably consents to the exclusive jurisdiction of the Courts of the State of New York and of the Federal Court located in New York County in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Chief Executive Officer of the Company at its address set forth above. The parties are waiving their right to a jury trial.

      Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any pre-payment or other penalty with respect thereto. The Company has all requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company represents, warrants and agrees that it has not, as of the date hereof, engaged the services of any other broker, agent, advisor or finder in connection with corporate finance or investment banking services.

     The rights and obligations of the Company under this Agreement may not be assigned by the Company without the prior written consent of Laidlaw any other purported assignment shall be null and void. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, then such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

     If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                              LAIDLAW  &  CO.  (UK),  LTD.


                              By:  __________________________
                                     Robert  Bonaventura,  President




ACCEPTED  AND  AGREED  AS  OF
THE  DATE  FIRST  ABOVE  WRITTEN

LocatePLUS  Holdings  Corporation


By:  ________________________________
       Jon  R.  Latorella,  President  &  CEO

                                   SCHEDULE A
                                   ----------

                                 INDEMNIFICATION

          Recognizing that matters of the type contemplated in this engagement sometimes result in litigation and that Laidlaw's role is advisory, the Company agrees to indemnify and hold harmless Laidlaw, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, asserted by third parties related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of Laidlaw hereunder, and will promptly reimburse the Indemnified Parties for all reasonable expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of Laidlaw hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of Laidlaw, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Laidlaw or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Laidlaw and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Laidlaw on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of such parties. The relative benefits to the Company and/or its stockholders and to Laidlaw with respect to Laidlaw's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which Laidlaw is engaged to render financial advisory services bears to (ii) the fees paid to Laidlaw in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Laidlaw pursuant to such engagement (excluding amounts received by Laidlaw as reimbursement of expenses).

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Laidlaw's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The indemnity, reimbursement, contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Laidlaw's engagement and (iv) whether or not Laidlaw shall, or shall not be called upon to render any formal or informal advice in the course of such engagement.